UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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IES Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This document is a supplement (the “Supplement”) to the definitive proxy statement (the “Proxy Statement”) of IES Holdings, Inc. a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on January 7, 2026 in connection with the Company’s annual stockholders’ meeting to be held on February 19, 2026 at 10:00 a.m. Central Standard Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”).

The purpose of the Supplement is to correct an inadvertent clerical error in reporting the value of certain stock awards granted to our named executive officers for fiscal year 2025. Sections beginning with the “2025 Summary Compensation Table” on page 30 of the Proxy Statement through the “Pay Versus Performance” section ending on page 40 of the Proxy Statement are hereby amended and restated in their entirety.

This Supplement should be read in conjunction with the Proxy Statement and the documents referred to in the Proxy Statement, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

If you have already submitted your proxy or provided voting instructions to the broker, trustee or other nominee through which your shares are held and do not wish to change your vote, you do not need to take any action. See “General Information” in the Proxy Statement for further information about voting procedures for the Annual Meeting.

2025 SUMMARY COMPENSATION TABLE

The following table displays the total compensation earned by the NEOs in fiscal years 2023, 2024 and 2025, or for such shorter period for which disclosure is required under SEC rules.

Name and Principal Position	Fiscal Year	Salary $	Bonus $(1)	Stock Awards $ (2)(3)(4)	Option Awards $	Non-Equity Incentive Plan Compensation $ (5)	All Other Compensation $ (6)	Total $
Jeffrey L. Gendell	2025	925,000	—	14,476,174	—	1,470,433	—	16,871,607
Executive Chairman	2024	884,000	1,500,000	926,419	—	1,389,936	—	4,700,355
	2023	850,000	100,000	902,452	—	1,312,963	—	3,165,415

Matthew J. Simmes	2025	793,750	—	11,590,982	—	4,632,012	5,454	17,022,198
President & Chief Executive	2024	750,000	2,285,000	3,072,635	—	1,214,241	4,500	7,326,376
Officer	2023	600,000	400,000	637,031	—	948,395	6,600	2,592,026

Tracy A. McLauchlin	2025	550,000	—	2,132,443	—	580,003	7,000	3,269,446
SVP & Chief Financial Officer	2024	475,000	300,000	445,361	—	500,080	6,900	1,727,341
	2023	450,000	100,000	398,149	—	440,213	6,600	1,394,962

Mary Newman	2025	500,000	—	1,738,585	—	461,550	1,333	2,701,468
SVP, Chief Administrative Officer	2024	400,000	200,000	314,412	—	365,760	7,262	1,287,434
& General Counsel	2023	365,000	75,000	276,065	—	297,913	6,692	1,020,670

Matthew Allen	2025	363,590	297,693	128,554	—	—	5,454	795,291
Chief Technical Officer

(1)For Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, the amounts in this column for fiscal year 2023 and fiscal year 2024 represent special discretionary cash awards in recognition of their contributions to the Company’s performance in each respective year. For Mr. Allen, the amount in this column for fiscal year 2025 represents his discretionary bonus.
(2)The amounts in this column represent the aggregate grant date fair value of Phantom Unit awards granted during the applicable fiscal years, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Certain assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended September 30, 2025 included in our Annual Report on Form 10-K filed with the SEC on November 21, 2025. Awards which vest upon achievement of a specified share price are valued using a Monte Carlo simulation performed as of the date of the grant. Awards which vest upon achievement of a financial performance target or upon the passage of time are valued based on the closing share price of the Company’s Common Stock on the grant date and assume the vesting conditions are achieved at target, which we determined to be the probable outcome of such performance conditions as of the date of grant.
(3)The amounts in this column for Mr. Gendell, Mr. Simmes, Mr. McLauchlin and Ms. Newman reflect the Value Creation PSUs. In addition, the amount in this column for Mr. Simmes for fiscal year 2024 includes the Simmes Time-Based Award and a discretionary award of 5,612 Phantom Units granted on December 7, 2023 that are scheduled to vest on December 7, 2026. For additional information, see “Long-Term Incentive Awards — Other Long-Term Incentive Awards” above.
(4)On December 1, 2022, Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 25,096, 17,715, 11,072 and 7,677 FY23 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY23 Phantom Units, calculated assuming maximum performance, were $1,022,774, $721,969, $451,226 and $312,888, respectively. On December 7, 2023, Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 12,402, 10,521, 5,962 and 4,209 FY24 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY24 Phantom Units, calculated assuming maximum performance, were $1,049,983, $890,723, $504,748 and $356,319, respectively. On November 27, 2024, Mr. Gendell, Mr. Simmes, Ms. McLauchlin, Ms. Newman and Mr. Allen received grants of 3,320, 2,691, 1,776, 1,346 and 448 FY25 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY25 Phantom Units, calculated assuming maximum performance, were $1,270,328, $1,029,577, $679,498, $515,075, and $144,623, respectively. For additional information, see “Long-Term Incentive Awards” above.

(5)The amounts in this column represent the cash awards earned by the NEOs under the STIP for that fiscal year. In addition, the amount in this column for fiscal year 2025 for Mr. Simmes includes his award under the 2025 SSTIP. Mr. Allen did not participate in the NEO STIP in fiscal year 2025. For additional information, see “Short-Term Incentive Awards” above.
(6)The amounts in this column reflect Company matching contributions under the 401(k) Plan. During fiscal year 2025, the total value of all perquisites and personal benefits received by each NEO was less than $10,000.

GRANTS OF PLAN BASED AWARDS

The following table sets forth specific information with respect to equity and non-equity incentive plan awards made to the NEOs in fiscal year 2025 under the STIP, SSTIP and LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under All Other Stock Awards: Number of Shares of Stock or Units			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	($)						(#)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey L. Gendell	11/21/24	$231,250	$925,000	$1,541,651
Jeffrey L. Gendell	11/27/24				2,214	3,320	4,427			$952,674
Matthew J. Simmes	11/21/24	$198,438	$793,750	$1,322,903
Matthew J. Simmes	11/27/24				1,794	2,691	3,588			$772,182
Matthew J. Simmes	11/21/24	$—	$1,152,548	$7,500,000
Tracy A. McLauchlin	11/21/24	$96,250	$385,000	$673,750
Tracy A. McLauchlin	11/27/24				1,184	1,776	2,368			$509,623
Mary K. Newman	11/21/24	$75,000	$300,000	$525,000
Mary K. Newman	11/27/24				898	1,346	1,795			$386,235
Matthew M. Allen	11/27/24				392	448	504			$128,554

(1)	Awards in this table were granted in fiscal year 2025. The amount earned in fiscal 2025 in respect of each award is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table sets forth specific information with respect to unexercised options, unvested PSUs and shares of restricted stock and other unvested equity incentive plan awards outstanding as of September 30, 2025 for each NEO.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Jeffrey L. Gendell	92,712	(2)	36,866,927	13,242	(3)	5,265,681
Matthew J. Simmes	95,093	(4)	37,813,731	11,108	(5)	4,417,096
Tracy A. McLauchlin	21,127	(6)	8,401,152	6,546	(7)	2,603,017
Mary K. Newman	15,553	(8)	6,184,650	4,713	(9)	1,874,124
Matthew M. Allen	1,074	(10)	427,076	168	(11)	66,805

(1)Calculated based on the closing price per share of the Company’s Common Stock on September 30, 2025 of $397.65.
(2)Includes 4,134 unvested FY24 Time-Based Units, 1,107 unvested FY25 Time-Based Units, and 9,029 Director PSUs, which convert to shares of Common Stock when Mr. Gendell leaves the Board for any reason. For additional information, see “Director Compensation” below. Also includes 8,365 FY23 Time-Based Units, which vested on November 21, 2025, 20,077 FY23 Cumulative Income Units, which vested on November 21, 2025 (as a result of 16,731 FY23 Cumulative Income Units vesting at 120% of target), and 50,000 unvested Value Creation PSUs.
(3)Includes 9,922 unvested FY24 Cumulative Income Units (assuming 8,268 target FY24 Cumulative Income Units vest at maximum) and 3,320 unvested FY25 Cumulative Income Units (assuming 2,213 target FY25 Cumulative Income Units vest at maximum).
(4)Includes 3,507 unvested FY24 Time-Based Units and 897 unvested FY25 Time-Based Units. Also includes 5,905 FY23 Time-Based Units, which vested on November 21, 2025, 14,172 FY23 Cumulative Income Units, which vested on November 21, 2025 (as a result of 11,810 FY23 Cumulative Income Units vesting at 120% of target), 5,612 unvested Phantom Units granted as part of a discretionary award on December 7, 2023, 25,000 unvested Phantom Units awarded pursuant to the Simmes Time-Based Award, and 40,000 unvested Value Creation PSUs.
(5)Includes 8,417 unvested FY24 Cumulative Income Units (assuming 7,014 target FY24 Cumulative Income Units vest at maximum) and 2,691 FY25 Cumulative Income Units (assuming 1,794 target FY25 Cumulative Income Units vest at maximum.
(6)Includes 1,987 unvested FY24 Time-Based Units and 592 unvested FY25 Time-Based Units. Also includes 3,691 FY23 Time-Based Units, which vested on November 21, 2025, 8,857 FY23 Cumulative Income Units, which vested on November 21, 2025 (as a result of 7,381 target FY23 Cumulative Income Units vesting at 120% of target) and 6,000 unvested Value Creation PSUs.
(7)Includes 4,770 unvested FY24 Cumulative Income Units (assuming 3,975 target FY24 Cumulative Income Units vest at maximum) and 1,776 unvested FY25 Cumulative Income Units (assuming 1,184 target FY25 Cumulative Income Units vest at maximum).
(8)Includes 1,403 unvested FY24 Time-Based Units and 449 unvested FY25 Time-Based Units. Also includes 2,559 FY23 Time-Based Units, which vested on November 21, 2025, 6,142 FY23 Cumulative Income Units, which vested on November 21, 2025 (as a result of 5,118 target FY23 Cumulative Income Units vesting at 120% of target) and 5,000 unvested Value Creation PSUs.
(9)Includes 3,367 unvested FY24 Cumulative Income Units (assuming 2,806 target FY24 Cumulative Units vest at maximum) and 1,346 unvested FY25 Cumulative Income Units (assuming 897 target FY25 Cumulative Income Units vest at maximum).
(10)    Includes 336 unvested FY25 Time-Based Units and 738 FY23 Time-Based Units, which vested on November 21, 2025.
(11)    Includes 168 unvested FY25 Cumulative Income Units (assuming 112 target FY25 Cumulative Income Units vest at maximum).

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2025

The following table sets forth, on an aggregate basis, specific information with respect to each exercise of options and vesting of stock, including Phantom Units and similar instruments for each NEO during fiscal year 2025.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Jeffrey L. Gendell(1)	—	—	25,000	7,746,250
Matthew J. Simmes(2)			38,740	10,770,107
Tracy A. McLauchlin(3)	—	—	8,587	2,387,272
Mary K. Newman(4)	—	—	5,516	1,533,503
__________________

(1)	On December 1, 2024, Mr. Gendell vested in 25,000 Phantom Units that were awarded to him on December 1, 2021 pursuant to a grant of Phantom Units with stock price-based vesting.
(2)	On November 22, 2024, Mr. Simmes vested in 13,740 Phantom Units that were awarded to him pursuant to the LTIP in December 2021 and on December 3, 2024, Mr. Simmes vested in 25,000 Phantom Units that were awarded to him on December 3, 2021 pursuant to a grant of Phantom Units with stock price-based vesting.
(3)	On November 22, 2024, Ms. McLauchlin vested in 8,587 Phantom Units that were awarded to her pursuant to the LTIP in December 2021.
(4)	On November 22, 2024, Ms. Newman vested in 5,516 Phantom Units that were awarded to her pursuant to the LTIP in December 2021.

SEVERANCE ARRANGEMENTS

Introduction

All NEOs other than Mr. Gendell are subject to the Company’s Second Amended and Restated Executive Officer Severance Benefit Plan (the “Severance Plan”). The Committee annually reviews the Severance Plan to determine its continuing need as well as the amount and nature of compensation potentially payable thereunder.

When executive positions become available, we may search for potential replacements not only within the Company but also in the marketplace, with the assistance of placement firms. Since prospective candidates from outside the Company are often already employed, they must be recruited and the total compensation offered must satisfy the need to incentivize and reward the individual. Additionally, we find that, in light of variable economic conditions, prospective executives are often also looking for an element of security, which will ensure a source of income in the event of a Qualifying Termination (as defined in the Severance Plan).

The risk of unemployment is heightened in the event of a Change of Control (as defined in the Severance Plan) of the Company, since the limited number of executive positions often results in terminations due to non-cost effective duplication. Thus, by supporting the Company’s efforts to recruit the best possible executives by providing them with a degree of economic security following a Qualifying Termination, the Severance Plan is mutually beneficial to the Company and the executive. The severance benefits that may be payable under the Severance Plan are tied to the elements of the Company’s ongoing compensation program discussed above, which includes base salary, annual cash incentives, equity incentives, and benefits.

The Severance Plan also includes a “clawback” provision which permits the Company, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires an executive to repay the Company “erroneously awarded” amounts of incentive compensation, to recoup such amount by reducing the severance pay or benefit otherwise due the executive under the Severance Plan.

Mr. Gendell does not participate in the Severance Plan. Pursuant to the Gendell Letter Agreement, Mr. Gendell is eligible to receive 12 months of COBRA payments by the Company in the event his employment ends by reason of his death, Disability or Qualifying Termination (as defined in the Severance Plan).

The following information provides more detail concerning the specific terms and conditions of the Severance Plan and describes the approximate value of the payments to be received by each of the NEOs in the event of a Qualifying Termination or death or Disability under the Severance Plan. The actual amounts to be paid can only be determined at the time of an executive’s separation from the Company. Thus, as disclosed herein, the amounts of compensation payable to Mr. Gendell, Mr. Simmes, Ms. McLauchlin,

Ms. Newman and Mr. Allen that such terminations were effective as of September 30, 2025 and include amounts earned through such time.

	Termination Without Cause or For Good Reason After Change in Control	Termination Without Cause or For Good Reason Prior to Change in Control	Death or Disability
Name	($) (1)	($)	($)
Jeffrey L. Gendell, Executive Chairman
Bonus for year of Separation (2)	—	—	—
Cash Severance (3)	—	—	—
Unvested and Accelerated Phantom Units (4)	—	—	—
Health Care Benefits (5)	17,064	17,064	17,064
Total	17,064	17,064	17,064

Matthew J. Simmes, President & Chief Executive Officer
Bonus for year of Separation (2)	2,468,024	1,234,012	1,234,012
Cash Severance (3)	1,850,000	925,000	925,000
Unvested and Accelerated Phantom Units (4)	42,230,828	24,582,149	42,230,828
Health Care Benefits (5)	17,064	17,064	17,064
Total	46,565,916	26,758,225	44,406,904

Tracy A. McLauchlin, Senior Vice President & Chief Financial Officer
Bonus for year of Separation (2)	1,160,006	580,003	580,003
Cash Severance (3)	1,100,000	550,000	550,000
Unvested and Accelerated Phantom Units (4)	11,004,168	7,923,309	11,004,168
Health Care Benefits (5)	23,186	23,186	23,186
Total	13,287,360	9,076,498	12,157,357

Mary K. Newman, Senior Vice President, Chief Administrative
Officer & General Counsel
Bonus for year of Separation (2)	923,100	461,550	461,550
Cash Severance (3)	1,000,000	500,000	500,000
Unvested and Accelerated Phantom Units (4)	8,058,775	5,652,771	8,058,775
Health Care Benefits (5)	7,659	7,659	7,659
Total	9,989,534	6,621,980	9,027,984

Matthew M. Allen, Chief Technical Officer
Bonus for year of Separation (2)	545,384	297,693	297,693
Cash Severance (3)	727,180	363,590	363,590
Unvested and Accelerated Phantom Units (4)	493,881	360,271	493,881
Health Care Benefits (5)	24,712	24,712	24,712
Total	1,791,157	1,046,266	1,179,876

(1)	Termination by the Company without Cause or by the covered executive for Good Reason, in either case, on or within 12 months following a Change in Control event.
(2)	Prior to a Change in Control, the amount of any annual bonus is as determined by the Compensation Committee and payable at the same time that annual bonuses for such fiscal year are paid to other similar executives of the Company. On or after a Change in Control, a lump sum payment equal to two times the greater of the most recent (i) annual bonus paid to the covered executive or (ii) covered executive’s annual bonus opportunity, payable when the release executed by the executive in connection with the termination becomes irrevocable. The annual bonus opportunity amounts for Mr. Simmes, Ms. McLauchlin and Ms. Newman are calculated in accordance with the STIP. Mr. Allen did not participate in the 2025 STIP so his annual bonus opportunity reflects his short-term incentive payment for fiscal year 2025.
(3)	Prior to a Change in Control, continued payment of base salary then in effect for 12 months immediately following the date of termination. On or after a Change in Control, continued payment of base salary then in effect for 24 months immediately following the date the release executed by the executive in connection with the termination becomes irrevocable.
(4)	Reflects the value of unvested Phantom Units held on September 30, 2025 that would experience accelerated vesting due to termination of employment. If the executive’s employment is terminated after a Change in Control that occurs prior to the vesting date(s), or in the event of a termination as the result of death or Disability, then the Phantom Units will become fully vested assuming that any performance requirements were achieved at maximum levels. In the event of termination of employment prior to a Change in Control, the unvested Phantom Units will vest on a pro-rated basis based on the percentage of the performance period for which the covered executive was actively employed by the Company and only to the extent performance objectives were ultimately achieved. The value of the Phantom Units in the table that vest upon achievement of a financial performance target is calculated assuming performance requirements were achieved at maximum levels.
(5)	Reflects the approximate cost to provide health care continuation benefits to the covered executive and his or her eligible dependents under COBRA for 12 months following termination, though if the covered executive’s COBRA coverage terminates earlier, the actual cost would likely be less.

The following definitions are used in the Severance Plan described above, except as where otherwise indicated below.

“Cause” means (i) the executive’s gross negligence in the performance or intentional nonperformance of any of the executive’s material duties and responsibilities to the Company or a participating affiliate; (ii) the executive’s dishonesty, theft, embezzlement or fraud with respect to the business, property, reputation or affairs of the Company or a participating affiliate; (iii) the executive’s conviction of, or a plea of other than not guilty to, a felony or a misdemeanor involving moral turpitude; (iv) the executive’s confirmed drug or alcohol abuse that materially affects the executive’s service or violates the Company’s or a participating affiliate’s drug or alcohol abuse policy; (v) the executive’s violation of a material Company or a participating affiliate’s personnel or similar policy, such policy having been made available to the executive by the Company or a participating affiliate or a material contract with the Company or an affiliate; or (vi) the executive’s having committed any material violation of any federal or state law regulating securities (without having relied on the advice of the Company’s attorney) or having been the subject of any final order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving fraud, including, without limitation, any such order consented to by the executive in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

“Good Reason” in the Severance Plan is defined as:

•Any material reduction in the executive’s duties, responsibilities or annual rate of base cash compensation,

•Any relocation of the Company’s corporate office that is more than 50 miles from the executive’s primary place of employment, or

•The Company’s termination of the Severance Plan or a demotion or transfer that results in the executive no longer being covered by the Severance Plan.

All of the above are valid reasons only if the Company fails to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes Good Reason and the executive must give the Company written notice of the event by the 90th day following its occurrence.

A “Change in Control” is defined in the Severance Plan as follows:

•Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, other than Tontine, the Company or any subsidiary, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, more than 50% of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

•Current directors shall cease for any reason to constitute at least a majority of the members of the Board (current directors means, as of the date of determination, any person who (1) was a member of the Board on the date that the Company’s Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code became effective or (2) was nominated for election or was elected by the Board with the affirmative vote of a majority of the current directors who were members of the Board at the time of such nomination or election) or at any meeting of stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

•The consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions of all or substantially all of the assets of the Company; provided that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

PAY RATIO DISCLOSURE

In accordance with SEC rules, we have calculated the ratio of the compensation of our Principal Executive Officer (“PEO”), which was our Chief Executive Officer during fiscal year 2025, and the compensation of our median employee, as calculated below, during the fiscal year 2025 (the “Median Compensation Amount”).

Mr. Matthew Simmes was serving as our Chief Executive Officer on September 30, 2025. For the purposes of calculating this compensation ratio, we have annualized his total compensation received as Chief Executive Officer for fiscal year 2025. During fiscal year 2025, the Median Compensation Amount was $56,388 and the annual total compensation for our CEO, including salary, incentive compensation and equity granted during the fiscal year, was $17,022,198. Accordingly, the reasonable estimated ratio of the total annual compensation of the CEO to the Median Compensation amount was 302 to 1.

The methodology we used for calculating the pay ratio was first to determine the total employee population (other than the CEO) as of September 30, 2025, including full-time and part-time employees, which we determined to be 10,090 employees. In order to determine the median employee within the identified employee population, we collected fiscal year 2025 payroll compensation per employee, which we defined as all wages reported for the employee on his or her most recent W-2 form. We did not make any assumptions, adjustments, or estimates with respect to total payroll compensation for the employees within the identified employee population, and we did not annualize the compensation for any part-time employees or any full-time employees that were not employed by us for all of fiscal 2025. We then calculated the Median Compensation Amount on the same basis as the total annual compensation of the CEO was calculated. The Company believes its compensation philosophy and process yield an equitable result.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table
In accordance with recent SEC rules, the following table and accompanying discussion and charts provide information on the relationship between the “compensation actually paid” to our PEO and our other NEOs (calculated in accordance with Item 402(v) of Regulation S-K) and certain measures of the Company’s financial performance, including Total Shareholder Return, Net Income and a Company-Selected Metric that is most important to the determination of executive compensation (in the Company’s case, Adjusted Pretax Income).

The compensation actually paid (“CAP”) set forth in the table below does not reflect amounts actually realized by our NEOs, and the HR Compensation Committee did not consider CAP when making compensation decisions for any of the years presented.

The information provided in this Pay Versus Performance section shall not be deemed to be incorporated by reference into any of the Company’s future filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Fixed $100 Investment Based on:
	First PEO (Gendell)(1) ($)	Second PEO (Simmes)(1) ($)	First PEO (Gendell)(1) ($)	Second PEO (Simmes)(1) ($)	Average Summary Compensation Table Total for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3)(4) ($)	Net Income (millions)(5) ($)	Adjusted Pretax Income (millions)(6) ($)
2025	16,871,607	17,022,198	34,161,395	32,168,270	2,255,402	8,437,730	1,931.28	1,139.88	306	416
2024	4,700,355	—	15,814,569	—	3,447,050	8,425,000	969.50	541.71	219	295
2023	3,165,415	—	5,478,525	—	1,669,219	3,011,582	319.91	311.25	108	141
2022	2,225,000	—	1,383,169	—	1,669,219	1,292,592	134.14	151.80	35	51
2021	2,873,900	—	5,812,565	—	1,085,576	1,924,602	221.90	165.81	67	80

(1)
The PEO for fiscal years 2021, 2022, 2023 and 2024 was Jeffrey L. Gendell. For fiscal year 2025, Jeffrey L. Gendell was the PEO from October 1, 2024 through June 30, 2025 and Matthew J. Simmes was the PEO from July 1, 2025 through the end of fiscal year 2025. The non-PEO NEOs for fiscal year 2025 were Matthew J. Simmes (until July 1, 2025), Tracy A. McLauchlin, Mary K. Newman, and Matthew M. Allen (from July 1, 2025 through the end of fiscal year 2025). The non-PEO NEOs for fiscal years 2024, 2023 and 2022 were Matthew J. Simmes, Tracy A. McLauchlin and Mary K. Newman. The only non-PEO NEO for fiscal year 2021 was Tracy A. McLauchlin.

(2)	The following adjustments were made to the Summary Compensation Table total compensation amounts to determine CAP for each applicable year in accordance with Item 402(v)(2) of Regulation S-K. None of our NEOs participate in any defined benefit or actuarial pension plan.

	2025			2024		2023		2022		2021
	First PEO ($) Gendell	Second PEO ($) Simmes	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Summary Compensation Table Total	16,871,607	17,022,198	2,255,402	4,700,355	3,447,050	3,165,415	1,669,219	2,225,000	1,669,219	2,873,900	1,085,576
Deduct grant date fair value of stock awards	(15,270,493)	(748,125)	(1,221,030)	(926,429)	(515,231)	(902,452)	(437,082)	(1,400,000)	(920,557)	(1,823,000)	(365,459)
Add year-end fair value of equity awards granted during the year and unvested at fiscal year end	21,388,798	1,221,183	1,799,764	2,805,659	1,560,363	1,873,409	907,228	406,500	478,457	3,046,015	398,280
Add change in year-end fair value (compared to prior fiscal year end) for awards granted in prior fiscal years and unvested at fiscal year end	8,415,483	6,336,366	3,243,088	7,575,484	3,524,538	2,031,500	983,909	123,669	33,236	—	639,813
Add year-end fair value of equity awards granted and vested during the fiscal year	—	—	—	—	—	—	—	—	—	1,715,650	—
Add change in vesting date fair value (compared to prior fiscal year end) for awards vested during the year	2,756,000	8,336,648	2,360,506	1,659,500	408,280	(689,347)	(111,692)	28,000	32,237	—	166,392
Compensation Actually Paid	34,161,395	32,168,270	8,437,730	15,814,569	8,425,000	5,478,525	3,011,582	1,383,169	1,292,592	5,812,565	1,924,602

(a)	The fair value of equity award adjustments for each applicable year were calculated in accordance with ASC Topic 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, except that awards which vest upon achievement of a specified share price were valued using a Monte Carlo simulation performed as of the applicable valuation date.

(3)	Reflects total shareholder return (“TSR”) calculated in the manner required by Item 201(e) of Regulation S-K and reflects the cumulative value of $100, including the reinvestment of dividends, if such amount were invested on September 30, 2020.
(4)	The Company’s peer group for purposes of Item 201(e)(1)(ii) of Regulation S-K was utilized for the purpose of calculating peer group TSR. The peer group TSR was calculated using a customized peer group of five companies that includes Comfort Systems USA Inc., MYR Group Inc., Sterling Infrastructure, Inc., Primoris and Installed Building Products, Inc. (the “Peer Group”).
(5)	Reflects consolidated net income calculated in accordance with GAAP for each of the fiscal years shown.
(6)
Reflects Adjusted Pretax Income for each of the years shown. Adjusted Pretax Income is calculated as income from continuing operations before income taxes, stock compensation expense and restructuring charges, less gains or losses on the disposition of a business, adjusted, in the sole discretion of the HR Compensation Committee, to reflect extraordinary items during the fiscal year.

Financial Performance Measures List
As required by the SEC rules, the financial measures listed below are the most important measures used by the Committee to link compensation to Company performance. The CD&A provides more information regarding the financial measures used in NEO incentive plans, including the ways in which results calculated for incentive plan purposes differ from our reported financial results.
•Adjusted Pretax Income
•Share price

Relationship between Compensation Actually Paid and Financial Performance Measures

Relationship between Compensation Actually Paid and TSR
Compensation Actually Paid
($ in Millions)
36
24
12
0
TSR (Indexed to $100 on 9/30/20)
2,000
1,500
1,000
500
0
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO (Gendell)
Compensation Actually Paid to Second PEO (Simmes)
Average Compensation Actually Paid to Other NEOs
Company Total Shareholder Return
Peer Group Total Shareholder Return

Relationship between Compensation Actually Paid and Net Income
Compensation Actually Paid ($ in Millions)
36
24
12
0
Net Income ($ in Millions)
600
400
200
0
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO (Gendell)
Compensation Actually Paid to Second PEO (Simmes)
Average Compensation Actually Paid to Other NEOs
Net Income

Relationship between Compensation Actually Paid and Adjusted Pretax Income
Compensation Actually Paid ($ in Millions)
Adjusted Pretax Income ($ in Millions)
36
24
12
0
450
300
150
0
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO (Gendell)
Compensation Actually Paid to Second PEO (Simmes)
Average Compensation Actually Paid to Other NEOs
Adjusted Pretax Income